UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 12, 2002
Date of Report
(Date of earliest event reported)

_________________________

ESTERLINE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06357 (Commission File No.)	13-2595091 (IRS Employer Identification No.)
10800 NE 8th Street, Bellevue, Washington 98004 (Address of principal executive offices, including Zip Code)
425/453-9400 (Registrant's telephone number, including area code)

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Item 2. Acquisition or Disposition of Assets

      On July 12, 2002, Esterline Technologies Corporation, a Delaware corporation ("Esterline"), Armtec Countermeasures Co., a Delaware corporation and wholly-owned subsidiary of Esterline ("Armtec"), and BAE Systems Integrated Defense Solutions Inc., a Delaware corporation ("BAE Systems"), entered into an Asset Purchase Agreement, dated as of July 12, 2002 (the "Asset Purchase Agreement"), pursuant to which Armtec will purchase from BAE Systems substantially all of the assets used in the business of researching, developing, manufacturing, and supplying radar countermeasure chaff products and infrared decoy flare products and technology ("the Business"). The consummation of the acquisition is subject to customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Both Armtec and BAE Systems may terminate the Asset Purchase Agreement if the acquisition has not been consummated by August 31, 2002.

      The assets to be acquired by Armtec include, among other things, the tangible property, inventory, accounts receivable, customer contracts, intellectual property, equipment, certain space and missile assets, and records, information and other assets related to the Business. BAE Systems utilized these assets at its radar countermeasure chaff production business located in Lillington, North Carolina and at its aircraft-dispensable flares production business located in East Camden, Arkansas. Upon consummation of the acquisition, Armtec generally intends to continue to utilize the assets to be acquired in the transaction in substantially the same manner as they were employed prior to the acquisition.

      The total consideration to be paid by Armtec upon consummation of the acquisition of the assets was determined through an auction process. Armtec expects to pay the total consideration from Esterline's working capital, and the transaction will be accounted for using the purchase method of accounting.

      Under the terms of the Asset Purchase Agreement, the total consideration to be paid by Armtec is $67,500,000, which amount is subject to a post-closing dollar-for-dollar adjustment based on the actual amount of certain assets and liabilities on the closing date.

      There was no material relationship between either Esterline or Armtec (or any officer, director or affiliate of either Esterline or Armtec, respectively, or any associate of any such officer or director) and BAE Systems.

      The Asset Purchase Agreement is filed as Exhibit 2.1 to this report and the press release issued by Esterline is filed as Exhibit 99.1 to this report, each of which is incorporated into this report by reference. This summary of the provisions of the Asset Purchase Agreement is not complete and is qualified in its entirety by the provisions of the Asset Purchase Agreement. You should refer to Exhibit 2.1 for a copy of the actual Asset Purchase Agreement.

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      This Form 8-K contains forward-looking statements that involve risks and uncertainties. The statements in this report are forward-looking statements that are made pursuant to safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology. Actual results, events, and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, including the anticipated integration of the Business, which may cause our actual results in future periods to differ materially from results expressed or implied by forward-looking statements.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired

      In accordance with Rule 3-05(b)(2)(i) of Regulation S-X (17 C.F.R. 210.3-05(b)(2)(i)), Esterline is not required to file any of the financial statements for the Business of BAE Systems that otherwise would be required to be filed for the periods specified in Rule 3-05(b) of Regulation S-X.

      (b)   Pro Forma Financial Information

      In accordance with Rule 11-01(c) of Regulation S-X (17 C.F.R. 210.11-01(c)), Esterline is not required to file any of the pro forma financial information that otherwise would be required to be filed pursuant to Article 11 of Regulation S-X.

      (c)    Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement by and among BAE Systems Integrated Defense Solutions Inc., Armtec Countermeasures Co. and Esterline Technologies Corporation, dated as of July 12, 2002.
99.1	Press Release issued by Esterline on July 15, 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION (Registrant)
Dated: July 24, 2002	By: /s/ Robert D. George Robert D. George Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement by and among BAE Systems Integrated Defense Solutions Inc., Armtec Countermeasures Co. and Esterline Technologies Corporation, dated as of July 12, 2002.
99.1	Press Release issued by Esterline on July 15, 2002.

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